Exhibit 99.1
NEWS RELEASE

Coeur Mining, Inc. Prices New Senior Notes

Chicago, Illinois – May 19, 2017 – Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) today announced the pricing of its offering (the “Offering”) of U.S. $250,000,000 of 5.875% Senior Notes due 2024 (the “Notes”) to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The coupon of the Notes will be 5.875% per year from the date of issuance, payable semi-annually in arrears. The Notes will mature on June 1, 2024. The Offering is expected to close on or about May 31, 2017, subject to the satisfaction of various customary closing conditions.

The Notes will be fully and unconditionally guaranteed by certain of the Company’s subsidiaries.  The Company intends to use the net proceeds from the Offering to pay the purchase price and tender premium for up to all $178.0 million aggregate principal amount of its 7.875% Senior Notes due 2021 (the “2021 Notes”) that are validly tendered (and not validly withdrawn) by holders and accepted by the Company in connection with the cash tender offer that it commenced on May 19, 2017 (the “Concurrent Tender Offer”), to pay the redemption price to redeem any of the 2021 Notes that are not so tendered in the Concurrent Tender Offer and to pay the fees and expenses in connection with the Offering, the Concurrent Tender Offer and any redemption of the 2021 Notes. To the extent that the Company has excess proceeds from the Offering, the Company intends to use such excess amounts for general corporate purposes.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.  Upon the closing of the offering of the Notes, the Company, the guarantors of the Notes and the initial purchaser will enter into a registration rights agreement pursuant to which the Company and the guarantors will agree to file a registration statement with respect to an offer to exchange the Notes for a new issue of Notes of the same series registered under the Securities Act.

This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements or information within the meaning of securities legislation in the United States and Canada, including, among others, (i) Coeur’s expectations regarding the closing of the Offering and (ii) Coeur’s intention to use the proceeds of the Offering to repurchase the 2021 Notes that are validly tendered (and not validly withdrawn) by holders and accepted by the Company, to pay the redemption price to redeem any of the 2021 Notes that are not so tendered, to pay related fees and expenses in connection with the Offering, and to the extent the Company has excess proceeds from the Offering, for general corporate purposes. These forward-looking statements and information reflect Coeur’s current views with respect to future events and are necessarily based upon a number of assumptions that, while considered reasonable, are inherently subject to significant operational, business, economic, market and regulatory uncertainties and contingencies. These assumptions include the timing and success of the Offering, the tender offer and the satisfaction of customary closing conditions in a timely manner or at all. The foregoing list of assumptions is not exhaustive. Such forward-looking statements and information also involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information. Such factors include, among others, the uncertainties and risk factors set out in filings made from time to time with the SEC, and the Canadian Securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements or information. Coeur disclaims any intent or obligation to update publicly such forward-looking statements or information, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of the content of this news release.

For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Attention: Courtney Lynn, Vice President, Investor Relations and Treasurer
Phone: (312) 489-5800